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                                                               EXHIBIT 10(2)

                          CONFIDENTIAL PORTIONS OMITTED

    LEGEND: [**] REPRESENTS CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY
            WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

                                TABLE OF CONTENTS

                                 Lease Agreement

                                                                                Page

1.       Premises and Preparation .............................                   1

2.       Term .................................................                   1

3.       Use ..................................................                   1

4.       Basic Rent ...........................................                   1

5.       Additional Rent ......................................                   2

6.       Security Deposit .....................................                   4

7.       Services to be Provided by the Landlord ..............                   4

8.       Landlord's Title .....................................                   6

9.       Assignment and Subletting ............................                   6

10.      Untenantability ......................................                   7

11.      Signs ................................................                   8

12.      Alterations ..........................................                   8

13.      Use of the Premises ..................................                   8

14.      Repairs ..............................................                   10

15.      Eminent Domain .......................................                   11

16.      Rights Reserved to Landlord ..........................                   11

17.      Substitution of Premises .............................                   12

18.      Holding Over .........................................                   12

19.      Notice and Payments ..................................                   12

20.      Default by Tenant ....................................                   12

21.      Default by Landlord ..................................                   13

22.      Liability Insurance ..................................                   14

23.      Waiver of Subrogation ................................                   14

24.      Indemnify and Hold Harmless ..........................                   14

25.      Offset Statements ....................................                   15

26.      Liens ................................................                   15

27.      Hazardous Materials ..................................                   16

28.      Brokers ..............................................                   17

29.      Exculpation...........................................                   18

30.      Miscellaneous ........................................                   18

31.      Americans with Disability Act of 1991.................                   20

32.      Rules and Regulations.................................                   20

33       Additional Provisions ................................                   21
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                                 LEASE AGREEMENT

         The parties to this Lease Agreement ("Lease"), entered into effective the 26th day of January, 2005, between MFB Financial ("Landlord") and Mellinger Financial Services, Inc., an Indiana corporation ("Tenant"), hereby agree as follows:
         1. PREMISES AND PREPARATION.
         The Landlord hereby leases to the Tenant and the Tenant leases from the Landlord, subject to all of the terms and conditions hereinafter set forth, office space as shown on the space plan attached hereto as "Exhibit A" containing 15,440 square feet of usable space combined with the load factor of 5.5% equates with 16,290 square feet of rentable space (the "Premises") in the office building which is commonly known as MFB Plaza, located at 4100 Edison Lakes Parkway, Mishawaka, Indiana in St. Joseph County (the "Building").
         2. TERM. The term of the Lease of the Premises shall be 84 months commencing on or about May 1, 2005 and ending April 30, 2012, subject to the renewal options specified in Exhibit "B" hereto. If the commencement date of this Lease is other than the 1st day of the month, then the term of this Lease shall be extended through the last day of the final month.
         3. USE. The Premises shall be occupied and used by the Tenant for general office use and financial services, including variable products, trust and banking services. However, notwithstanding the foregoing, Tenant shall not use any portion of the Premises in a manner which would be generally consistent with the operation of a branch banking office, and will not provide teller services consistent with a traditional banking facility. Without limiting the generality of the foregoing, Tenant shall not hold itself out as operating a "bank" on the Premises.
         4. BASIC RENT. [Confidential material omitted from this section and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment is represented by the symbol [**]. ] The Tenant shall pay to the Landlord as basic minimum rent $ [**], per month for 84 months, which is $ [**] per square foot or annual basic rent of $ [**] in advance, on the first day of each calendar month during the term of this Lease (the "Basic Rent"). The basic Rent together with the "Additional Rent" as defined in paragraph 5 hereof are referred to hereinafter as "Rental". Tenant hereby agrees to pay the Rental monthly to Landlord at Landlord's building management office or at such other location as Landlord may designate from time to time, without demand. In the event of a partial month at the beginning of the term of this Lease, the Rental shall be prorated on the basis of a thirty (30) day month. Any portion of the Rental or other charges not paid when due shall bear a delinquency service charge equal to five (5%) percent of such delinquency. All Rental and other charges payable by Tenant pursuant to the terms of this Lease shall be payable without relief from valuation or appraisement laws.
         5. ADDITIONAL RENT. [Confidential material omitted from this section and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment is represented by the symbol [**]. ]
         A. In addition to the Basic Rent, Tenant shall pay, as Additional Rent, Tenant's Percentage of the Operating Cost for the Building in any calendar year. "Tenant's Percentage" is defined as the quotient of (1) the number of rentable square feet in the Premises (16,290 rsf) divided by (2) the number of rentable square feet in the Building (14,309 rsf), which equates to a Tenant Percentage of Fourteen and Twenty-Five One Hundredths Percent (14.25%). The projected share of operating costs for Tenant's premises calendar year 2005 are $ [**] or $ [**] per square foot. In addition, the operating costs paid by the Tenant shall not exceed $ [**] per square foot during the initial two years of this Lease. Thereafter, the Operating Costs Tenant shall be required to pay hereunder shall not increase more than [**] ([**]%) per year, compounded annually, computed based on the actual Operating Costs incurred during the second (2nd) full calendar year of this Lease.
         B. "Operating Costs," as that term is used herein, shall consist of all operating costs of the Building, which shall be computed on an accrual basis as required by federal banking regulations (except in the event in of a change in the ownership of the Building such that the Building is no longer owned or controlled by Landlord or any division, subsidiary, affiliate or person or entity related to or affiliated in any way with Landlord, in which case the computation shall be converted to a cash basis) in accordance with generally accepted accounting principles consistently applied and shall consist of all costs and expenses incurred by Landlord to maintain all facilities used in the operation of the Building and its environs of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership and operation of the Building, (but not specific costs which are separately billed to and paid or reimbursed by specific tenants) including, but not limited to, the following:
i)Wages, salaries, fringe benefits, costs, payroll taxes, unemployment compensation payments, workmen's compensation insurance premiums and other related expenses of all employees directly engaged in the operation, maintenance and security of the Building; costs of building employee uniforms and cleaning thereof; the costs of fair rental value of a Building management office; management fees payable by Landlord (excluding brokerage commissions for leasing) if management of the Building is contracted to a third party;
ii) All supplies and materials used in the operation, cleaning and maintenance of the Building and all of its machinery and equipment;
iii) Costs of utilities, including water and power for heating, lighting, air conditioning and ventilating the entire Building (including all common and service areas), fuel adjustment charges, sewer use charges and any utility taxes;
iv) Costs of all management, maintenance and service agreements for the Building and the equipment therein, including, without limitation, alarm service, trash removal, window cleaning and elevator maintenance;
v) Accounting costs, including the costs of audits by certified public accountants, pertaining solely to the management and operation of the Building;
vi) Costs of all insurance, including, without limitation, fire, casualty, liability and rental value insurance applicable to the Building and Landlord's personal property used in connection with the operation and maintenance of the building;
vii) Costs of repairs, replacements and general maintenance of the Building and each part thereof excluding repairs, replacements and general maintenance paid by proceeds of insurance or by Tenant or by other third parties, and alterations attributable solely to other Tenants of the Building;
viii) Snow removal, landscaping and any and all other common area maintenance costs related to public areas, including sidewalks and landscaping on the Building's site;
ix) Amortization of capital improvements made to the Building subsequent to the commencement date of this Lease which may be required by governmental authorities or which will improve the operating efficiency of the Building resulting in a reduction of Operating Expenses;
x) Personal property taxes, real property taxes, water and sewer rents, fees or charges paid to any not for profit organization or other association for the maintaining Edison Parkway and/or the common areas in the Edison Lakes Corporate Park.
xi) Any additional direct costs and expenses of operation and maintenance of the Building which Landlord reasonably determines it would have paid or incurred during the applicable calendar year if the Building had been fully occupied.

         C. Landlord may estimate the Operating Cost for the Building for any calendar year. Tenant's Percentage of the Operating Costs, as defined above at 14.25% of said Operating Costs, shall be payable in monthly installments with each Rental payment date for such calendar year. Within a reasonable period of time after the end of such calendar year, Landlord shall render to Tenant a statement of the actual Operating Cost for such calendar year and a computation of Tenant's share of the amount by which the actual Operating Cost exceeds the estimated Operating Cost (the "Excess Operating Cost"), if any. Within fifteen
(15) days thereafter, Tenant shall pay to Landlord Tenant's share of the Excess Operating Cost. If the computation shows that a refund is due Tenant, such amount shall be credited by Landlord against the next Rental payment due.
         6. SECURITY DEPOSIT. None Required.
         7. SERVICES TO BE PROVIDED BY THE LANDLORD. The Landlord shall provide the following services to the Premises during reasonable business hours:
         A. Janitorial services for customary cleaning in and about the Premises which are generally consistent with the services described on Exhibit "D" hereto, on each business day, except legal banking holidays. The Tenant may not provide any janitorial service of its own without the Landlord's prior written consent, which consent shall not be unreasonable withheld, and then only subject to such additional conditions as the Landlord may reasonably impose.
         B. Heat and air conditioning to provide, in the Landlord's judgment, comfortable occupancy, within government regulations, of the Premises under normal business operations daily from 7:00 a.m. to 6:00 p.m. Monday through Friday, legal banking holidays excepted. Wherever heat-generating machines or equipment are used or business operations are conducted in the Premises which, in the judgment of the Landlord, affect the temperature otherwise maintained by the air conditioning system, similar to other class A buildings, the Landlord reserves the right to modify said system, including the installation of supplementary air conditioning units in the Premises, and the cost and expense of operation and maintenance thereof shall be paid by the Tenant to the Landlord.
         C. Water from city mains, drawn through fixtures installed by the Landlord for drinking, lavatory, and toilet purposes, including a reasonable amount of hot water.
         D. Automatic passenger elevator services in common with other Tenants at all times.
         E. Electrical wiring system in the Premises for standard electrical receptacles and lighting fixtures. Such electricity will be used only for normal equipment and accessories. Replacement lighting tubes, lamps, bulbs, and ballasts required for the overhead lighting fixtures in the Premises will be installed at the Tenant's expense. The Landlord reserves the right to provide a separate meter for the Premises and to require the Tenant to pay for its use of electricity billed to such meter in lieu of including the cost of electricity in the operating expenses.
         F. Snow-removal services for the outside parking facilities, related driveways, and sidewalks at all reasonable times.
         G. Lavatories for the use of Tenant's employees and invitees in common with other Tenants in the building.
         In the event Landlord shall fail to provide the above services for more than ten (10) consecutive business days, Tenant shall be entitled to terminate this Lease upon thirty (30) days prior written notice by Tenant to Landlord, if, but only if, such services do not recommence during such thirty (30) day notice period. It is understood and agreed that the cost of Landlord providing any of the above services shall be included in the "Operating Costs" hereunder of which Tenant shall pay its Percentage as Additional Rent pursuant to paragraph 5, above. The Landlord does not warrant that any of the services above mentioned will be free from interruptions caused by repairs, renewals, improvements, alterations, strikes, lockouts, accidents, inability of the Landlord to obtain fuel or supplies, or any other cause beyond the reasonable control of the Landlord. Any such interruption of service will not constitute an eviction or disturbance of the Tenant's use and possession of the Premises, or any part thereof, or render the Landlord liable to the Tenant for damages, or relieve the Tenant from performance of the Tenant's obligations under this Lease. The Landlord will use reasonable efforts to promptly remedy any situation which has interrupted such services.
         8. LANDLORD'S TITLE. The Landlord's title is and always shall be paramount to the title of the Tenant, and nothing contained herein authorizes the Tenant to do any act which may encumber the title of the Landlord. This Lease is subject and subordinate to all ground and underlying leases, and to all mortgages which may now or hereafter affect such ground and underlying leases, or the real property or Building, of which the Premises form a part, and to all renewals, modifications, consolidations, replacements, and extensions thereof, and to all advances made or hereafter to be made on the security of any such mortgages. Provided, however, that notwithstanding the foregoing, the mortgagee may recognize this Lease and, in the event of a foreclosure sale under such mortgage or conveyance by deed in lieu of foreclosure, this Lease shall continue in full force and effect at the option of such mortgagee or purchaser under any such foreclosure sale or deed in lieu thereof. The Tenant covenants and agrees that it will, upon the written request of such mortgagee or such purchaser, attorn thereto and execute, acknowledge, and deliver any instrument that has for its purposes and effect subordination of this Lease to said mortgage.
                  9. ASSIGNMENT AND SUBLETTING.
         A. Except as provided in an Agreement to Assign Leasehold of even date herewith entered into by and between Landlord, Tenant and Northwestern Mutual Life Insurance Company ("NML"), the Tenant may not assign or transfer all or any part of its rights and interests under this Lease, and may not sublet or permit the use and occupancy of all or any part of the Premises, to or by a third party without the prior written consent of the Landlord. Landlord acknowledges that Tenant receives rent from Financial Representatives. The Landlord's consent under this sub-paragraph shall be in its absolute discretion and subject to such conditions as the Landlord may impose. If the Landlord grants its consent, then all consideration paid or to be paid by such third party, including any amounts in excess of the rent due under this Lease, shall be paid directly to the Landlord, and the Tenant shall be responsible to the Landlord for any such consideration and the rent and other monies due under this Lease.
         B. The Landlord may transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Building and related real estate. After such transfer or assignment, the Landlord named in this Lease will have no further liability to the Tenant under this Lease for the obligations assumed by the assignee or transferee.
         10. UNTENANTABILITY. If the Premises or the Building is made untenantable by fire or other cause, the Landlord may elect (a) to terminate this Lease as of the date of such casualty by notice to the Tenant within thirty
(30) days after that date, or (b) to repair all damages to the Premises or the Building so that the same shall be restored to such condition as existed immediately prior to such damage. If the Landlord elects to terminate this Lease, the rent shall be abated on a per diem basis and be paid to the date of the fire or casualty. If the Landlord elects to restore the Premises and Building, such restoration shall be completed with reasonable promptness. If the Premises are unusable during such restoration, or if the Tenant is reasonably required to close its operation while such repairs are made, the rent shall abate from the date of such event during such period of repair while such operations have ceased and the Premises are completely closed. If the Tenant continues to operate on the Premises during such repairs, but is unable to use a substantial portion thereof, then the rent shall be prorated in the proportion which the area of unusable leased space bears to the total Premises for the period that said space is unusable. The Landlord will not be liable for business losses to the Tenant by reason of damage to the Premises. If such untenantability is caused by the fault of the Tenant, there will be no apportionment or abatement of rent. Notwithstanding anything contained in this paragraph to the contrary, if the Premises is not or cannot be made tenantable within one hundred and eighty (180) days after said damage for any reason whatsoever, the Tenant may terminate this Lease.
         11. SIGNS. Tenant shall pay for all signs related to the Tenant's use of the Premises. No sign, advertisement, or notice may be inscribed, painted, or affixed on any part of the outside or inside of the Premises or building by the Tenant except on the doors of the Premises leased by the Tenant and on the directory board, and then at the Tenant's expense and only of such color, size, style, and material as is specified by the Landlord in writing. The Landlord reserves the right to remove all other signs at the expense of the Tenant. At the expiration of the lease term, the Tenant shall remove its signs from such doors. Notwithstanding the foregoing, Tenant shall be entitled to install and maintain, at its sole cost and expense, a lighted sign on the exterior of the Premises, subject to the prior approval of the Landlord, which approval shall not be unreasonably withheld.
         12. ALTERATIONS. No alterations or additions may be made and no fixtures may be affixed to the Premises or the Building without prior written consent of the Landlord, which consent shall not be unreasonably withheld. All such alterations, additions, and fixtures, except the Tenant's trade fixtures and business machines, shall be and remain the property of the Landlord unless otherwise agreed in writing by the Landlord. If at any time, including at the termination of the Lease Term, Tenant removes any sign satellite dish, antennae or other equipment from the Building or the Premises, Tenant shall, at its sole cost and expense, immediately repair all damage caused either by the installation or removal of such sign and/or equipment and restore the Building and the Premises to the condition which existed prior to the installation thereof. All such removal and repair shall be subject to the prior approval of the Landlord.
13. USE OF THE PREMISES. The Tenant (a) shall occupy and use the Premises during the term for the purposes specified in Paragraph 3, above, and none other; (b) may not make or permit any use of the Premises which, directly or indirectly, is forbidden by public law, ordinance, or government regulations or which may be dangerous to life, limb, or property, or which may invalidate or increase the premium cost of any policy of insurance carried on the building or covering its operations; (c) may not obstruct or use for storage or for any purpose other than ingress and egress the sidewalks, entrances, courts, corridors, vestibules, halls, elevators, and stairways of the Building; (d) may not make or permit any noise or odor that is objectionable to other occupants of the Building to emanate from the Premises, may not create or maintain a nuisance thereon, may not disturb, solicit, or canvass any occupant of the building, and may not do any act tending to interfere with the quiet enjoyment of their leased space in the Building by other Tenants, or to injure the reputation of the Building; (e) may install an antennae or satellite dish on the roof at Tenant's sole expense, provided that such antennae or satellite dish is for Tenant's use only, and provided further that Landlord shall have the right to approve in advance of installation by Tenant the size, weight, location and method of installation of Tenant's antennae, satellite dish or other equipment, which approval shall not be unreasonably withheld; (f) may not place, or permit to be placed, any article of any kind on the window ledges or on the exterior walls and may not throw, or permit to be thrown or dropped, any article from any window of the Building; (g) may not attach additional locks or similar devices to any door or window and, upon the termination of this Lease or of the Tenant's possession, shall surrender all keys to the Premises and shall explain to the Landlord all combination locks on safes, cabinets, and vaults; (h) shall be responsible for locking the doors and closing the transoms and windows in and to the Premises;
(i) may not install any blinds, shades, awnings, or other form of inside or outside window covering or window ventilators or similar devices without the prior written consent of the Landlord (which consent shall not be unreasonably withheld with respect to interior items, but such consent being in Landlord's sole and exclusive discretion as to exterior items); (j) may not overload any floor, shall route and locate safes and other heavy articles as the Landlord may direct, shall bring safes, furniture, and all large articles through the Building and onto the Premises at such times and in such manner as the Landlord directs and at the Tenant's sole risk and responsibility; (k) may not install in the Premises any equipment which uses a substantial amount of electricity without the advance written consent of the Landlord, which consent shall not be unreasonably withheld, shall ascertain from the Landlord the maximum amount of electrical current which can safely be used in the premises, taking into account the capacity of the electrical wiring in the Building and the Premises and the needs of other Tenants in the Building and, notwithstanding the Landlord's consent to such installation, may not use more electricity than such safe capacity; and (l) shall be responsible for the cost of modification, installation, maintenance, repair, and additional operating and utility expenses related to any supplementary air conditioning required by heat-generating machines or equipment used by the Tenant.
         All persons entering or leaving the Building between the hours of 6:00 p.m and 8:00 a.m. Monday through Friday or any time Saturdays, Sundays, or holidays, may be required to identify themselves to a watchman, by registration or otherwise, and to establish their right to enter or leave the Building. Provided further that nothing contained herein shall be construed to require the Landlord to provide watchmen or other security agents on or about the Building. The Landlord may exclude or repel any peddler, solicitor, or beggar. In addition to all other liabilities for breach of any covenant of this Paragraph, the Tenant shall pay to the Landlord, as additional rent hereunder, an amount equal to any increase in insurance premiums caused by such breach. The violation of any covenant of this Paragraph may be restrained by injunction without the requirement of any bond.
         14. REPAIRS. The Tenant shall take good care of the Premises and the fixtures therein and shall keep the Premises in good order, condition, and repair at the Tenant's expense during the term of this Lease, including the replacement of all interior broken glass. Exterior glass broken by the Tenant will be replaced by Landlord, at Tenant's sole cost and expense and the Tenant shall promptly pay the Landlord for the costs thereof as additional rent for glass of the same size and quality. If the Tenant does not make necessary repairs within a reasonable time and adequately, the Landlord may, but need not, make such repairs and the Tenant shall promptly pay the Landlord for the costs thereof as additional rent. On the expiration or early termination or cancellation of this Lease, the Tenant shall surrender the Premises and the Landlord's fixtures in as good condition as of the time of delivery to the Tenant, subject to reasonable wear and tear. All injury to the building or fixtures caused by moving of the Tenant in and out of the Building and any and all breakage or any other injury whatsoever to the Building, fixtures or to the property of any Tenants of the Building caused by the Tenant and any damage done by water, steam, electricity, fire, or other substance to the Building or fixtures, or to the property of other Tenants in the Building caused by the Tenant may be repaired by the Landlord at the expense of the Tenant, and the cost thereof shall become due and payable by the Tenant as additional rent upon the delivery of a statement of such costs by the Landlord to the Tenant, or mailing the same, postage prepaid, to the Tenant at its last known address.
         15. EMINENT DOMAIN. If the Building, or any portion thereof, which includes a substantial part of the Premises or which prevents the operation of the Tenant's business shall be taken or condemned by a competent authority for any public use or purpose, the term of this Lease shall end upon, and not before, the date when the possession of the part so taken shall be required for such use or purpose. The Tenant may not share in the condemnation award, except for its personal property and relocation awards, if any.
         16. RIGHTS RESERVED TO LANDLORD. The Landlord reserves all rights incident to its ownership of the Building, including, but not limited to, the right (a) to change the name or street address of the Building without notice or liability, provided that Landlord reimburses Tenant for Tenant's reasonable stationery and communication costs resulting from such change; (b) to install and maintain signs on the exterior of the Building; (c) to approve all sources furnishing sign painting and lettering, and drinking water, used on the Premises; (d) if, during or prior to the termination of this Lease, the Tenant vacates the Premises, to decorate, remodel, repair, alter, or otherwise prepare the Premises for reoccupancy; (e) to have pass keys to the Premises; (f) to exhibit the Premises during the last ninety (90) days of the lease term; and (g) to take any and all measures, including inspections, repairs, alterations, additions, and improvements to the Premises or to the Building as may be necessary or desirable for the safety, protection, or preservation of the Premises or the Building or the Landlord's interest therein, or as may be necessary or desirable in the operation of the Building. The Landlord may enter upon the Premises and may exercise any or all of the foregoing rights hereby reserved without being deemed guilty of an eviction or disturbance of the Tenant's use or possession and without being liable in any manner to the Tenant.
         17. INTENTIONALLY OMITTED.
         18. HOLDING OVER. In the event Tenant should remain in possession of the Premises after expiration of the term of this Lease without execution by Landlord and Tenant of a new Lease, then Tenant shall be deemed to be occupying the leased Premises as a tenant at sufferance subject to all of the covenants and obligations of this Lease and at a daily rental of twice the per diem rate of rental provided hereunder computed on the basis of a thirty (30) day month. Landlord, upon notice to Tenant, shall have the right to deem the continuing occupancy of Tenant to constitute the creation of a month to month tenancy at a monthly rental of twice the monthly rental provided hereunder, which month to month tenancy shall continue until either party shall have given the other one full calendar month's notice of an intention to terminate such month to month tenancy.
         19. NOTICE AND PAYMENTS. Any notice which the Landlord may desire or be required to give the Tenant shall be deemed sufficiently given or rendered if delivered in writing to the Tenant personally or sent by certified or registered mail, addressed to the Tenant at the Premises, return receipt requested, with a copy to NML at the address specified for NML in the Agreement to Assign Leasehold referred to in subparagraph A of paragraph 9, above. All payments to the Landlord and any notice which the Tenant may desire or be required to give the Landlord shall be deemed sufficiently given or rendered if delivered in writing to the Landlord personally or sent certified or registered mail, return receipt requested, addressed to the Landlord at MFB Financial, P.O. Box 528 Mishawaka, Indiana, 46546-0528 with a copy to Steven L. Hostetler, Esq., P.O. Box 1210, Mishawaka, Indiana, 46546-1210, or at such other place as the Landlord may, from time to time, designate in writing.
         20. DEFAULT BY TENANT. In the event of a default by the Tenant under this Lease, the Landlord will have the following remedies:
         A. If any voluntary or involuntary petition or similar pleading under any section of any bankruptcy law is filed by or against the Tenant or any voluntary or involuntary proceedings in any court or tribunal is instituted to declare the Tenant insolvent or unable to pay its debts and, in the case of an involuntary petition or proceeding, if it is not dismissed with thirty (30) days from the date it is filed, then the Landlord, at its election and without further notice or demand and either with or without entry upon the Premises, may forthwith cancel this Lease and be thereafter entitled to recover damages in an amount equal to the present value of the rental obligation herein stated, including increases in rent as provided in this Lease, less the fair rental value for the Premises which it can obtain for the residue of the stated term.
         B. If the Tenant either fails to pay any rent or other monies owed to the Landlord on the date it is due, or is otherwise in default of any of its obligations or duties under this Lease, then the Landlord may enter into and upon the Premises, or any part thereof, and repossess the same, with or without terminating this Lease and without prejudice to any of its remedies for rent or breach of covenant and may, at its option, terminate this Lease by giving written notice of its election to do so or may, at its option, lease the Premises, or any part thereof, as the agent of the Tenant, or otherwise. The Tenant shall, without demand or further process of law, pay to the Landlord at the end of each month during the full term of this Lease the difference between the rent due the Landlord from the Tenant under this Lease, including any increases in rent due under this Lease, and the net receipts, if any, being received by the Landlord from the Premises (such net receipts to be calculated by deducting from the gross receipts the expense incurred by the Landlord in connection with the reletting of the Premises and performing the Tenant's obligations hereunder). In the event the rent for reletting the Premises is higher than the monthly rent under the term of this Lease, then such excess rent shall belong to the Landlord and the Tenant will have no claim or right thereto.
         21. DEFAULT BY LANDLORD. If the Premises, or any part thereof, are at any time subject to a mortgage, a deed of trust, or a similar lien instrument, and this Lease or the rentals are assigned to such mortgagee, trustee, or beneficiary, and the Tenant is given written notice thereof, including the post office address of such assignee, then the Tenant may not terminate this Lease for any default on the part of the Landlord without first giving written notice by certified or registered mail, return receipt requested, to such assignee, to the attention of the mortgage loan department, specifying the default in reasonable detail, and affording such assignee a reasonable opportunity to make performance at its election for and on behalf of the Landlord.
                  22. LIABILITY INSURANCE.
         A. Tenant shall, at all times, maintain Comprehensive General Liability insurance covering all operations in which the Tenant is engaged with limits of $1,000,000.00 Each Occurrence and an Aggregate limit of not less than $1,000,000,00. In addition, the Tenant shall carry Automobile Liability insurance covering any vehicles owned by or operated by the Tenant on the Landlord's premises with limits of not less than $1,000,000.00 per accident. The Tenant shall, at all times, carry Workers Compensation insurance covering the Tenant's employees and any subcontractors engaged by the Tenant.
         B. Such insurance policy or policies shall name Landlord as an additional insured and shall provide that they may not be cancelled on less than thirty (30) days prior written notice to Landlord. Tenant shall furnish Landlord with certificates of insurance evidencing such coverage. Should Tenant fail to carry such insurance and furnish Landlord with certificates of insurance after a request to do so, Landlord shall have the right to obtain such insurance and collect the premium thereof from Tenant as additional rent.
23. WAIVER OF SUBROGATION. Each party hereby waives all claims for recovery from the other party for any loss or damage to any of its property insured under valid and collectible insurance policies to the extent of any recovery collectible under such Insurance, subject to the limitation that this waiver shall apply when permitted by the applicable policy of Insurance.
         24. INDEMNIFY AND HOLD HARMLESS. Tenant agrees to indemnify landlord for, and hold Landlord harmless from and against, all fines, suits, claims, demands, liabilities and actions (including reasonable costs and expenses of defending against such claims) resulting or alleged to result from any breach, violation or non-performance of any covenant or condition hereof, or from the use or occupancy of the Premises, by Tenant or Tenant's agents, employees, licensees, or invitees and for any damage to person or property resulting from any act, omission or negligence of Tenant or Tenant's agents, employees, licensees or invitees, or any occupant of the Premises (but not any trespassers), except as Landlord's own negligence may contribute thereto.
         Landlord agrees to indemnify Tenant for, and hold Tenant harmless from and against, all fines, suits, claims, demands, liabilities and actions (including reasonable costs and expenses of defending against such claims) resulting or alleged to result from any breach, violation or non-performance of any covenant or condition hereof by, or actions of, Landlord or Landlord's agents, employees, or contractors (but not by, or actions of, any other tenant of the Building or any agents, employees, licensees or invitees of any other tenant of the Building), and for any damages to person or property resulting from any act, omission or negligence of Landlord or Landlord's agents, employees or contractors (but not by, or actions of, any other tenant of the Building or any agents, employees, licensees or invitees of any other tenant of the Building or any trespassers), except as Tenant's own negligence may contribute thereto.
                  25. OFFSET STATEMENTS. The Tenant agrees to any time and from time to time, upon not less than twenty (20) days prior written request by the Landlord, to execute, acknowledge, and deliver to the Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, stating the modifications, and that the Lease, as so modified, is in full force and effect), the commencement and termination dates of this Lease, that the Tenant has accepted the Premises, and the date to which the rental and other charges have been paid in advance, if any, and that the Tenant has no claims against the Landlord or offsets against rent. It is intended that such statement may be relied upon by prospective purchasers of the Landlord's interest in the land and building, or by a mortgagee or assignee of any mortgage upon the Landlord's interest in the land and building.
         26. LIENS. The Tenants may not do any act which in any way encumbers the title of the Landlord in and to the Premises and the building, nor shall the interest or estate of the Landlord in said Premises and building be in any way subject to any claim by way of lien or encumbrance which exceeds $10,000.00, whether by operation of law or by virtue of any expenses or implied contract by the Tenant. The Tenant will not permit the Premises and the building to become subject to any mechanics', laborers', or materialmen's liens in excess of $10,000.00 on account of labor or material furnished, or claimed to have been furnished, to the Tenant for or on the Premises and Building. As its election, the Landlord may (but is not required to) remove or discharge such lien, or claim for lien (with the right, in its discretion, to settle or compromise the same), and any amounts advanced by the Landlord together with any attorney's fees incurred by Landlord in connection therewith for such purpose shall be additional rent immediately due from the Tenant to the Landlord, with interest at the rate of eighteen (18%) percent per annum from the date of payment thereof by the Landlord until paid by the Tenant.
                  27. HAZARDOUS MATERIALS. Tenant shall not cause or permit any Hazardous Materials to be brought upon, kept or used in or about the Premises or the real estate described in Exhibit "C" (the "Real Estate") by Tenant, its agents, employees, contractors or invitees without the prior written consent of Landlord, which consent shall not be unreasonably withheld as long as Tenant demonstrates to Landlord's reasonable satisfaction that such Hazardous Material is necessary or useful to Tenant's business and will be used, kept and stored in a manner that complies with all laws regulating any such Hazardous Material so brought upon or used or kept in or about the Premises or Real Estate. If Tenant breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Material on the Premises or Real Estate caused or permitted by Tenant results in contamination of the Premises or Real Estate or if contamination of the Premises or Real Estate by Hazardous Material otherwise occurs for which Tenant is legally responsible to Landlord for damage resulting therefrom, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Premises or Real Estate, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises or Real Estate, damages arising from any adverse impact on marketing of space in the Building, and sums paid in settlement of claims, attorney's fees, consultants' fees and expert fees) which arise during or after the lease term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Real Estate. Without limiting the foregoing, if the presence of any Hazardous Material on the Premises or Real Estate caused or permitted by Tenant results in any contamination of the Premises or Real Estate, Tenant shall promptly take all actions, at its sole expense, as are necessary to return the Premises to the condition existing prior to the introduction of any such Hazardous Material to the Premises or Real Estate; provided that Landlord's written approval of such actions shall be first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long term or short term effect on the Premises or Real Estate. The foregoing indemnity shall survive the expiration or earlier termination of the Lease.
         As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste, including, but not limited to, those substances, materials and wastes defined or specified in 42 U.S.C Section 9601 et seq. and any similar state statute or local ordinance applicable to the Real Estate as well as any rules and regulations promulgated, administered or enforced by any governmental agency or authority pursuant thereto including any subsequent amendments thereof.
         28. BROKERS. Tenant represents and warrants that it has not dealt with any broker or agent in any negotiations for or the obtaining of this Lease, other than Grubb & Ellis/Cressy & Everett Commercial Company, Inc. and Prudential Dunfee Realtors ("Agents") and Tenant agrees to indemnify and hold Landlord harmless from any and all costs or liability, including attorneys' fees, for compensation claimed by any other broker or agent employed by it or claiming to have been engaged by it in connection with this Lease. The parties acknowledge that Agents have acted only as agent with respect to the procurement and negotiation of this Lease, and agree that Agents shall not be responsible or liable for any term, provision or condition of this Lease. If Agents are entitled to a leasing commission in connection with the making of this Lease, the same shall be paid by Landlord pursuant to a separate written agreement between Landlord and Agents.
         29. EXCULPATION. Tenant's source of satisfaction of any of Landlord's obligations hereunder shall be limited specifically to the Property.
                  30.  MISCELLANEOUS.
         A. The invalidity of any provision, clause, or phrase will not serve to render the balance of this Lease ineffective or void.
         B. This Lease shall be binding upon and inure to the benefit of the respective parties hereto, their heirs, executors, administrators, devisees, successors, and assigns. Any reference to the Tenant or Landlord shall, for the purpose of determining liability for property damage, personal injury, and the like, be deemed to include the Tenant, the Landlord, his or her respective agents, employees, servants, partners, independent contractors, licensees, invitees, guests or visitors.
         C. This Lease supersedes and cancels all prior negotiations and agreements whatsoever, and this Lease shall be amended only upon the joint written agreement of the parties.
         D. Except as elsewhere herein expressly provided, all amounts owed by the Tenant to the Landlord hereunder shall be deemed to be additional rent and shall be deemed payable within ten (10) business days from the date the Landlord renders a statement of account therefor to the Tenant and shall bear interest at the rate of either eighteen (18%) percent per annum or the highest interest rate allowed by law, whichever is less, until paid.
         E. Extension and Waiver. Time is of the essence in the performance of all obligations provided for herein. Any party hereto may (1) extend the time for the performance of any of the obligations or other acts of the other party hereto, (2) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto, and/or (3) waive compliance by any other party with any of the agreements or conditions contained herein. However, no term or provision hereof shall be deemed waived (and no breach shall be deemed consented to or excused) unless such waiver, consent, or excuse shall be in writing and signed by the party claimed to have excused, waived, or consented. Should any party consent, waive or excuse a breach by any other party, such consent, excuse, or waiver shall not constitute a consent to, waiver of, or excuse of any other or subsequent breach, whether or not of the same kind as the original breach.
         F. Entire Agreement. This Lease contains the entire agreement between the parties hereto with respect to the transactions contemplated herein and supercedes all previous written or oral negotiations, commitments, and writings.
         G. Limitations on Rights of Third Parties. Nothing expressed or implied in this Lease is intended or shall be construed to confer upon or give any person other than the parties hereto any rights or remedies under or by reason of this Lease or the transactions contemplated hereby.
             H. Construction. Words and phrases herein, including acknowledgment hereof, shall be construed as in the singular or plural number, and as masculine, feminine, or neuter gender according to the context.
         I. Governing Law. This Lease shall be construed and enforced in accordance with the laws of the State of Indiana. The parties hereto agree that the courts of the State of Indiana, located in St. Joseph County, Indiana, and the United States District Court for the Northern District of Indiana shall have the sole and exclusive jurisdiction over any litigation arising from this Lease or related in any way to the transactions provided for herein. The parties consent to the personal jurisdiction of those courts.
          J. All persons executing this Lease in a representative capacity warrant that they have authority to execute this Lease and bind the entities they purport to represent.
         K. Legal Counsel. Each Party hereto acknowledges and agrees that it has been given the opportunity to consult with counsel and other advisors of its choice, and having the opportunity to consult with such counsel and advisors, knowingly, voluntarily and without duress, coercion, unlawful restraint, intimidation or compulsion enters into this Lease.
         L. Entire Agreement. (i)The parties agree that this Lease is the product of their joint efforts, that it expresses their agreement, and that it should not be interpreted in favor of or against any party merely because of that party's efforts in preparing it. (ii) Each person signing this Lease (whether for herself or for himself individually or on behalf of an organization) acknowledges that this Lease may reflect changes from previous drafts, if any, and that he or she has read and reviewed this Lease carefully. Each person signing this Lease also acknowledges that he or she has not relied on any other party to this Lease, or any officer agent, partner, employee or attorney of any other party to this Lease, to explain provisions of this Lease to him or her, or to identify changes that have been made from prior drafts or versions of this Lease, if any. Rather, each person signing this Lease agrees to be solely responsible for being aware of the contents of this Lease.
         M. Recording. The parties shall not record this Lease. However, at the request of either party, the parties agree to execute and record a short form memorandum pertaining hereto.
         31. AMERICANS WITH DISABILITY ACT OF 1991 ("ADA"). The United States Congress has enacted the Americans with Disabilities act (the "ADA"). Among other things, this Act is intended to make many business establishments equally accessible to persons with a variety of disabilities; therefore, modifications to real property may be required. State and local laws also may mandate changes. Landlord shall be responsible for making any modifications to the Premises or access thereto required to accommodate the disabilities of Tenant or its customers, visitors, and employees.
         32. RULES AND REGULATIONS. (A) With respect to the Premises, Tenant shall, at its own expense, comply with all laws, orders, and requirements of all governmental entities with reference to the use and occupancy of the Premises. Tenant and Tenant's agents, employees, and invitees shall comply with any rules and regulations governing the use of the Building or other improvements to the Premises as reasonably required by the Landlord. Landlord may make reasonable changes in any such rules and regulations from time to time as it deems advisable for the safety, care, and cleanliness of the Building, provided the same are in writing and are not in conflict with this Lease. The existing Rules and Regulations are attached hereto and incorporated herein. (B) Tenant shall pay any and all such fines or penalties imposed or allegedly imposed for failure to comply with this Paragraph and shall indemnify, defend, and hold harmless Landlord from any claims, demands, or actions by governments, their agencies, boards or commissions and private parties, arising as a result of Tenant's failure to comply with this Paragraph.
         33. ADDITIONAL PROVISIONS. Additional paragraphs numbered 33 B-I, attached to this Lease, are part of this Lease and the terms and provisions thereof are binding upon the Landlord and the Tenant.

         LANDLORD: MFB FINANCIAL


         By:                 _/s/___________________________
             ---------------- ---


         TENANT: MELLINGER FINANCIAL SERVICES, INC.


         By:_________/s/   __________________________
                  Richard Mellinger, President

                                                               Exhibit A

                            Space plan to be attached once finalized and
                              approved by Landlord and Tenant and the project architect.

                                                  Exhibit B
                                       Additional Provisions to Lease

[Confidential material omitted from this Exhibit and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment is represented by the symbol [**]. ]


33. A. BUILD OUT ALLOWANCE. The Landlord will provide a build out allowance of $ [**] per square foot of usable space.
                  B.PARKING. Tenant will be provided 48 parking spaces at no cost along with 4 additional spaces for each thousand square feet of space over and above 12,000 square feet of space should the Tenant occupy more than 12,000 square feet of space.
         C.SIGNAGE. Exterior signage on the building facade will be permitted along with interior signage on the building directory and on the second floor.
                  D. EXERCISE FACILITIES. Tenant's employees shall be permitted access to the buildings exercise facility at no additional cost to the Tenant subject to the Fitness Center Addendum attached hereto.
                   E. EXPANSION OPTIONS. Landlord hereby grants to Tenant a right of first refusal for any contiguous space which may become available during the initial term and any renewal period of this Lease. Landlord will provide written notice to the Tenant regarding the availability of such space and Tenant will have a period of 10 business days after receiving such notice to exercise such option. In the event the Tenant desires to lease the space in its then "as is" condition the same terms (including the expiration date of the lease term) and conditions as are in effect for this Lease shall apply to the additional space. If such space is improved at the Landlord's expense, then the rent for the expansion space shall include the base rent under the terms of the existing lease together with the pro rata share of operating expenses attributable to such space, along with the cost of any required improvements for the expansion space amortized over the then remaining lease term (without considering option terms under options which at that time have not been exercised) at an interest rate equal to 1% below the then existing Prime Rate of MFB Financial, or upon such other terms which may be mutually agreed to by Landlord and Tenant.
         F. TRAINING FACILITY. Tenant shall have access on an arranged basis to the training room facility located on the first floor of the building at no additional cost to the Tenant in accordance with the Training Center Addendum attached hereto.
         G. NON SMOKING FACILITY. The entire building is a non smoking facility and Tenant agrees that smoking on the premises is prohibited.
         H. SECURITY SYSTEMS. Landlord will maintain building security by providing adequate lighting, an electronic entry system, and video surveillance and/or similar systems. Tenant may install additional equipment at its expense and upon approval by the Landlord.
         I. RENEWAL OPTIONS. Provided the Tenant is not in default under the terms of the Lease, and provided further that The Northwestern Mutual Life Insurance Company ("NML") has guaranteed Tenant's obligations hereunder during the renewal option term in the same manner and to the same extent as NML has guaranteed Tenant's obligations during the original lease term, the Tenant shall have the option to renew or extend this Lease for two separate five year terms upon the same terms and conditions except that the base rent for years 8-12 shall be increased to $ [**] per rentable square foot and for years 12-17 the base rent shall be increased to $ [**] per square foot. Tenant shall be responsible for its pro rata share of operating expenses during any such renewal and will provide Landlord written notice of its intent to exercise such options 180 days before the expiration of the Lease.

                                                  EXHIBIT C

                                         (Legal Description Omitted)

                                   Exhibit "D"

MISCELLANEOUS:
1. All carpeted floors and rugs to be vacuumed. 1 Time per service (Any lightweight furniture is to be moved to facilitate thorough cleaning of floors.)
2.           Spot clean carpet stains. As needed
3. Sweep and damp mop all hard floor surfaces. 1 Time per service
             (Any lightweight furniture is to be moved to facilitate
                thorough cleaning of floors.)
4.       Clean and sanitize water fountains.                 1 Time per service
5.       All waste baskets to be emptied.                    1 Time per service
             (Trash to be emptied into dumpster.)
             (Contractor to determine if and were it is necessary to use plastic bag liners at contractor's expense.)
6. All "shred" containers to be emptied. 1 Time per service (Contents to be emptied into designated bins for pickup by other contractor.)
7.           Wash waste baskets and shred containers. As needed
8. Dust all accessible ceilings, vents and light fixtures. 1 Time per month
9. Clean, strip, re-wax or seal hard surface floors. 2 Times per year
10. Wash interior of all exterior office windows. 1 Time per year
 (All exterior, interior of lobby, east and south stairway windows by others.)
11.      Wash all window walls.                                1 Time per year

MAIN ENTRANCE FOYER:
1.       Clean door windows and frames.                     1 Time per service
2.       Remove and clean under mat.                           1 Time per week
3.       Dust window frames.                                    1 Time per week
4.       Wash windows (inside).                               1 Time per month

MAIN LOBBY:
1.       Dust furniture.                                    1 Time per service
2.       Clean all mats and runners (replace as needed).    1 Time per service
3.       Buff tile floor.                                   1 Time per service
4.       Straighten magazines, discard any newspapers.      1 Time per service
5.       Dust window sills and all remaining surfaces.         1 Time per week
6.       Vacuum furniture fabric.                             1 Time per month


OFFICES:
1.       Dust furniture.                                    1 Time per service
2.       Dust telephones, lamps and other desktop items.    1 Time per service
3.       Dust window sills and other surfaces.                 1 Time per week
4.       Vacuum furniture fabric.                             1 Time per month
5.       Dust window blinds.                                  2 Times per year
6.       Clean light switches and door surfaces                      As needed
7.       Spot clean interior of windows.                             As needed
     NOTE - Any locked offices are not required to be cleaned.

CUBICALS:
1.       Dust furniture, top plates and other surfaces.     1 Time per service
2.       Dust telephones, lamps and other desktop items.    1 Time per service
3.       Vacuum furniture fabric.                             1 Time per month

ELEVATORS:
1.       Dust all surfaces.                                 1 Time per service
2.       Wipe clean all hard surfaces including doors.      1 Time per service
3.       Clean and sanitize surface of controls             1 Time per service

COFFEE STATIONS:
1. Clean countertops and sinks.                             1 Time per service
2. Damp clean cabinet fronts.                               As needed


KITCHEN AREAS:
1.       Clean countertops and sinks.                       1 Time per service
2.       Clean interior and exterior of microwaves.         1 Time per service
3.       Wipe exterior of refrigerators and vending machines 1 Time per service
4.       Damp clean cabinet fronts.                                 As needed
5.       Empty refrigerator(s) of all items except condiments, salad dressings and unopened non-perishables such as pop cans
         and bottled water and wipe interior clean.          1 Time each Friday

RESTROOMS:
1.       Clean and sanitize toilets, toilet seats and urinals.1 Time per service
2.       Clean and sanitize sinks and countertops.            1 Time per service
3.       Clean mirrors.                                       1 Time per service
4.       Replenish paper products, air fresheners, soap dispensers, etc.
                                                              1 Time per service
5.       Mop and sanitize floors                              1 Time per service
6.       Wipe down stalls, walls and dispensers.              1 Time per week
7.       Wipe clean all remaining surfaces.                   1 Time per week


WORKOUT / SHOWER AND LOCKER ROOMS:
1.       Clean and sanitize shower area walls and floors.     1 Time per service
2.       Mop and sanitize remaining hard surface floors.      1 Time per service
3.       Wipe locker surfaces clean.                             1 Time per week
4.       Dust equipment and other remaining surfaces.         1 Time per week

HALLWAYS:
1.       Dust all surfaces.                                    1 Time per week

STAIRWAYS:
1.       Dust all surfaces.                                    1 Time per week

                Building    Rules   and Regulations


         1. No awning or other projection will be attached to the outside walls of the Building. No curtains, blinds, shades or screens visible from the exterior of the Building or visible from the exterior of the Leased Premises, will be attached to or hung in, or used in connection with any window or door of the Leased Premises without the prior written consent of Landlord. Such curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in the manner approved by Landlord. Notwithstanding the foregoing, Landlord hereby approves and accepts all window treatments currently used by Tenant in the Demised Premises.

         2. Tenant, its servants, employees, customers, invitees and guests will not obstruct sidewalks, entrances, passages, corridors, vestibules, halls, elevators, or stairways in and about the Building which are used in common with other tenants and their servants, employees, customers, guests and invitees, and which are not a part of the Leased Premises of Tenant. Tenant will not place objects against glass partitions or doors or windows which would be unsightly from the Building corridors or from the exterior of the Building, or that would interfere with the operation of any device, equipment, radio, television broadcasting or reception from or within the Building or elsewhere and will not place or install any projections, antennas, aerials or similar devices inside or outside of the Leased Premises or on the Building.

          3. Tenant will not waste electricity, water or air conditioning and will cooperate fully with Landlord to insure the most effective operation of the Building's heating and air conditioning systems and will refrain from attempting to adjust any controls other than unlocked room thermostats, if any, installed for Tenant's use. Tenant will keep corridor doors closed.

          4. Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Leased Premises closed and secured after normal business hours.

          5. Excluding Tenant's personal property and trade fixtures, no person or contractor not employed by Landlord will be used to perform janitorial work, window washing cleaning, maintenance, repair or similar work in the Leased Premises without the written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

           6. Landlord will have the right to prohibit any advertising by Tenant which in Landlord's reasonable opinion tends to impair the reputation of the Building or its desirability as an office complex for office use, and upon written notice from Landlord, Tenant will refrain from or discontinue such advertising.

              7. The Leased Premises will not be used for cooking (except for the use of microwave ovens), lodging, sleeping or for any immoral or illegal purpose.

           8. Unless expressly permitted by Landlord, no additional locks or similar devices will be attached to any door or window and, except to the extent Tenant has keys in its possession as of' the Commencement Date, no keys other than those provided by Landlord will be used or made for any door. If more than two keys for one lock are desired by Tenant, Landlord may provide the same upon payment by Tenant. Upon termination of this Lease or of Tenant's possession, Tenant will surrender all keys and access cards of the Leased Premises and will explain to Landlord all combination locks on safes, cabinets and vaults.

           9. The water and wash closets, drinking fountains and other plumbing fixtures will not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, coffee grounds or other substances will be thrown therein. All damages resulting from any misuse of the fixtures by Tenant or its servants, employees, agents, visitors or licensees will be borne by Tenant. No person will waste water by interfering or tampering with the faucets or otherwise.

           10. No electrical circuits for any purpose will be brought into the Leased Premises without Landlord's written permission (which shall not be unreasonably withheld, conditioned or delayed) specifying the manner in which same may be done.

           11. No bicycle or other vehicle, and no dog (other than seeing-eye dogs) or other animal will be allowed in offices, halls, corridors, or elsewhere in the building.

           12. Tenant will not throw anything out of the door or windows, or down any passageways or elevator shafts.

           13. All loading, unloading, receiving or delivery of goods, supplies or disposal of garbage or refuse will be made only through entryways and freight elevators provided for such purposes and indicated by Landlord. Tenant will be responsible for any damage to the building or property of its employees or others and injuries sustained by any person whomsoever resulting from the use or moving of such articles in or out of the Leased Premises, and will make all repairs and improvements required by Landlord or governmental authorities in connection with the use or moving of such articles.

           14. All safes, equipment or other heavy articles will be carried in or out of the Leased Premises only at such time and in such manner as will be prescribed in writing by Landlord, and Landlord will in all cases have the right to specify the proper position of any such safe, equipment or other heavy article, which will only be used by Tenant in a manner which will not interfere with or cause damage to the Leased Premises or the building in which they are located, or to the other tenants or occupants of such building. Tenant will be responsible for any damage to the building or the property of its employees or others and injuries sustained by any person whomsoever resulting from the use or moving of such articles in or out of the Leased Premises, and will make all repairs and improvements required by Landlord or governmental authorities in connection with the use or moving of such articles.

            15. Canvassing, soliciting, and peddling in the building is prohibited and Tenant will cooperate to prevent its employees from doing the same.

           16. Vending machines will not be installed without permission of Landlord (which will not be unreasonably withheld).

            17. Wherever in these Building Rules and Regulations the word "Tenant" occurs, it is understood and agreed that it will mean Tenant's associates, agents, clerks, servants and visitors. Wherever the word "Landlord" occurs, it is understood and agreed that it will mean Landlord's assigns, agents, clerks, servants and visitors.

            18. Tenants, its servants, employees, customers, invitees and guests will, when using the common parking facilities, if any, in and around the building, observe and obey all signs regarding fire lanes and no parking zones, and when parking always park between the designated lines. Landlord reserves the right to tow away, at the expense of the owner, any vehicle that is improperly parked in a no parking zone. All vehicles will be parked at the sole risk of the owner, and Landlord assumes no responsibility for any damage to or loss of vehicles except to the extent any damage is caused by the gross negligence or willful misconduct of Landlord.

            19. At all times the Building will be in charge of Landlord's employee in charge and (a) persons may enter the Building only in accordance with Landlord's reasonable regulations, (b) persons entering or departing from the Building may be questioned as to their business in the Building, and the right is reserved to require the use of an identification card or other access device and the registering of such persons as to the hour of entry and departure, nature of visit, and other information deemed necessary for the protection of the Building, and (c) all entries into and departures from the Building will take place through such one or more entrances as Landlord will from time to time designate. Landlord will normally not enforce clauses (a),
  (b) and (c) above from 7:00 a.m. to 6:00 p.m., Monday through Friday, and from 8:00 a.m. to 1:00 p.m. on Saturdays, but it reserves the right to do so or not to do so at any time at its sole discretion. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of the same by closing the doors or otherwise, for the safety of the tenants or the protection of the Building and the property therein. Landlord will in no case be liable for damages for any error or other action taken with regard to the admission to or exclusion from the Building of any person.

            20. All entrance doors to the Leased Premises will be locked when the Leased Premises are not in use. All corridor doors will also be closed during times when the air conditioning equipment in the Building is operating so as not to dissipate the effectiveness of the system or place an overload thereon.

            21. Landlord reserves the right at any time and from time to time to rescind, alter or waive, in whole or in part, any of these Rules and Regulations when it is deemed necessary, desirable, or proper, in Landlord's reasonable judgment, for its best interest or for the best interest of the tenants of the Building, provided that Landlord enforces (or elects not to enforce) all Rules and Regulations in a non-discriminatory manner.

              FITNESS CENTER ADDENDUM FOR NORTHWESTERN MUTUAL LEASE

         In the event and to the extent Landlord maintains a location in the Building designated and/or used as a fitness center or exercise room (which location shall be referred to hereinafter as the "Fitness Center"), the following provisions shall apply to Tenant's use of the Fitness Center:
         A. The Fitness Center shall only be used by Tenant's employees, and not by any guests, invitees or family members of Tenant or Tenant's employees.

         B. Use of the Fitness Center shall be consistent with the use of the Fitness Center by Landlord and other tenants of the Building. Tenant and its employees shall not use the Fitness Center in any manner that will unreasonably interfere with the legitimate use of the Fitness Center by Landlord, the other tenants of the Building, and their respective employees.

         C. Tenant shall be solely responsible and liable for the use of the Fitness Center by Tenant's employees and any invitees of Tenant or its employees (whether or not authorized hereby).
                  Tenant hereby completely and unconditionally releases and discharges Landlord and all of Landlord's officers, directors, agents, contractors, employees and shareholders (all of whom, including Landlord, being sometimes collectively referred to hereinafter as the "Released
                  Parties") from each and every liability, obligation, responsibility, claim, action and/or cause of action of each and every nature and description arising from or relating directly or indirectly in any way to the Fitness Center and/or any use thereof by any employee or invitee of Tenant (whether or not such invitee is authorized hereby), or by any invitee of any employee of Tenant (whether or not such invitee is authorized hereby), even if arising from the negligence of one or more of the Released Parties. Further, Tenant hereby agrees to unconditionally and absolutely indemnify and hold the Released Parties, and each of them, completely harmless from any and all liabilities, obligations, responsibilities, claims, actions and/or causes of action of each and every nature and description arising from or relating directly or indirectly in any way to the Fitness Center and/or the use thereof by any employee or invitee of Tenant (whether or not such invitee is authorized hereby) or any invitee of Tenant's employee (whether or not such invitee is authorized hereby), even if arising from the negligence of one or more of the Released Parties.

         D. Tenant agrees to provide liability insurance coverage for any and all claims that may arise from or relating to any use of the Fitness Center by Tenant or Tenant's employees or invitees
                  (whether or not such invitees are authorized hereby, including invitees of Tenant's  employees),
                  with limits of not less than One Million Dollars ($1,000,000.00) per occurrence. Such insurance policy or policies shall name Landlord as an additional insured and shall provide that they may not be cancelled unless thirty (30) days prior written notice is given to
                  Landlord.   Tenant  shall  furnish  Landlord  with
                  certificates of insurance evidencing such coverage.

         E. Landlord shall be entitled from time to time to implement (and revise and supplement as necessary) rules with respect to the Fitness Center. Tenant shall be responsible for full and complete compliance with such rules by Tenant's employees and invitees (whether or not such invitees are authorized pursuant hereto, including all invitees of Tenant's employees). Tenant shall be liable for and shall indemnify and save Landlord completely harmless from any and all injuries and claims of each and every nature and description arising from actions or inactions of Tenant's employees or invitees (whether or not such invitees are authorized hereby, including all invitees of Tenant's employees), arising from or relating to any violations of such rules. In the event Tenant and/or any of its employees and/or invitees (whether or not such invitees are authorized hereby, including any and all invitees of Tenant's employees) violates any such rules pertaining to the Fitness Center, Landlord shall be entitled to limit, restrict and/or condition further use of the Fitness Center by Tenant and/or its employees in such manner as Landlord deems appropriate.

         F. Landlord reserves the right to condition use of the Fitness Center to users who sign indemnification and waiver of liability agreements proposed by Landlord from time to time, containing such terms as Landlord deems appropriate.

         G. Landlord shall be entitled to cease operating the Fitness Center at any time during the lease term without any liability to Tenant or to any other person or entity, and without any abatement or reduction in the rental amount due hereunder.

         H. Upon the occurrence of any breach or violation of the provisions of this paragraph by Tenant or any of its employees, or any invitees of Tenant or its employees (whether or not such invitees are authorized hereby), Landlord shall be entitled to limit, restrict and/or terminate further use of the Fitness Center by Landlord and/or its employees as Landlord deems appropriate. No term or provision hereof shall be deemed waived (and no breach shall be deemed consented to or excused) unless such waiver, consent or excuse shall be in writing and signed by Landlord.
                  Should Landlord consent, waive or excuse a breach or violation, such consent, waiver or excuse shall not constitute a consent to, waiver of, or excuse of any other or subsequent breach, whether or not of the same kind as the original breach.

                        TRAINING ROOM ADDENDUM FOR NORTHWESTERN MUTUAL LEASE



         It is anticipated that Landlord may maintain from time to time during the lease term a location or locations in the Building designated for use as a shared training room (which location or locations shall be referred to hereinafter as the "Training Room") for use by Landlord and Tenants of the Building on a shared basis. The following provisions shall apply to such Training Room:
         A. The Training Room shall only be used by Tenant for conferences, meetings, closings and similar business purposes, and not for social gatherings.

         B. Use of the Training Room shall be consistent with the use of the Training Room by Landlord and other tenants of the Building. Landlord shall designate one of its employees as the person responsible for scheduling use of the Training Room. Generally speaking, the Training Room will be reserved on a first come-first served basis.

         C. Tenant shall be solely responsible and liable for the use of the Training Room by Tenant's employees and any invitees of Tenant.

         D. All liability insurance coverage required hereby shall include coverage for any and all claims that may arise from or relating to any use of the Training Room by Tenant or Tenant's employees or invitees.

         E. There shall be no alcoholic beverages or hot food items served or consumed in or about the Training Room. At the end of each use of the Training Room, Tenant shall leave the Training
                  Room in a neat, orderly and clean condition. Tenant will be required to reimburse Landlord for any and all costs incurred by Landlord to clean and/or otherwise maintain (including repair) the Training Room and/or any furniture or other contents thereof following the use thereof by Tenant, its employees and/or any invitees. Landlord shall be entitled from time to time to implement (and revise and supplement as necessary) additional rules with respect to the Training Room. Tenant shall be responsible for full and complete compliance with such rules by Tenant's employees and invitees. In the event Tenant and/or any of its employees and/or invitees violates any such rules pertaining to the Training Room, Landlord shall be entitled to limit, restrict and/or condition further use of the Training Room by Tenant and its employees and/or invitees in such extent and manner as Landlord deems appropriate. Should Landlord consent, waive or excuse a violation of any rule, such consent, waiver or excuse shall not constitute a consent to, waiver of, or excuse of any other or subsequent violation, whether or not of the same kind as the original violation.

                               EXHIBIT E TO LEASE

                                 LEASE GUARANTY


         THIS LEASE GUARANTY ("Guaranty") is made effective as of this 26th day of January, 2005, by THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, A Wisconsin corporation ("Guarantor") in favor of MFB Financial ("Landlord").

                                   WITNESSETH:

         WHEREAS, a lease agreement dated substantially contemporaneously with the effective date hereof has been entered into by and between Landlord and Mellinger Financial Services, Inc., an Indiana limited liability company ("Tenant") for rental of certain premises by Tenant located at 4100 Edison Lakes Parkway, Mishawaka, Indiana, all as more particularly described therein ("Lease"). This Lease Guaranty has been attached to the Lease as Exhibit E; and

         WHEREAS, Guarantor has agreed to guaranty the obligations of Tenant under the Lease subject to the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in order to induce Landlord to enter into the Lease (and Landlord's reliance on Guarantor's promise to give this Guaranty if this Guaranty is signed after the Lease) and for other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, it is agreed as follows:

1. Guarantor irrevocably guarantees to Landlord the full and prompt payment and performance by Tenant of all its obligations under the Lease in accordance with the terms thereof and of this Guaranty; provided, however that:

          (i) in the event Landlord and Tenant, without the prior, written consent of Guarantor, enter into any amendment, modification, understanding or other agreement with respect to the Lease, financial or otherwise and either oral or written ("Modification"), which increases or expands the underlying obligations or liabilities of the Tenant under the Lease, then this Guaranty shall remain in full force and effect except that Northwestern's liability and obligations pursuant hereto shall not be increased or expanded in any manner whatsoever. Conversely, in the event that any Modification decreases, limits or eliminates any of the underlying obligations or liabilities of the Tenant under the Lease, then this Guaranty shall remain in full force and effect but Guarantor's obligations and liability hereunder shall be deemed to be automatically limited, decreased or eliminated to the same extent as such Modification; and

         (ii) unless Guarantor has expressly consented in writing, Guarantor's obligations hereunder shall not extend to any options or rights set forth in the Lease which Tenant may exercise after the Date of the Lease, including, without limitation, any rights Tenant may have for expansion of the Premises, extension of the term of the Lease or options to purchase the building in which the premises is located.

         2. Landlord shall give notice to Guarantor of a default under the terms of the Lease and an opportunity to cure such default as follows, Landlord hereby acknowledging that such notice and opportunity to cure is a condition precedent to any suit or action brought by Landlord to enforce the terms of this Guaranty:

          (i) In the event of any monetary default by Tenant under the Lease, Landlord shall give written notice thereof to Guarantor and shall provide Guarantor with a period of ten (10) days following Guarantor's receipt of such notice during which Guarantor may cure such monetary default; and/or

         (ii) In the event of any default by Tenant of the terms of the Lease other than a monetary default, Landlord shall give written notice thereof to Guarantor with a period of thirty (30) days following Guarantor's receipt of such notice during which Guarantor may cure such default (or, if such default is of a nature which requires more than thirty (30) days to cure, then Landlord shall provide Guarantor with a period of thirty (30) days during which Guarantor shall have the opportunity to commence and thereafter diligently proceed to cure such default).

         3. All written notices which are required or permitted hereunder shall be deemed to have been given, delivered, or made, as the case may be, (i) when delivered by personal delivery; (ii) three (3) business days after having been deposited in the United States mail, certified or registered, return receipt requested, sufficient postage affixed and prepaid, and properly addressed; or
(iii) one (1) business day after having been deposited with a nationally-recognized overnight courier service (such as, by way of example but not limitation, UPS, U.S. Express Mail, or Federal Express); or (iv) when delivered by facsimile (provided an original is sent concurrently by one of the other methods of delivery permitted herein), as of the date and time shown on the confirmation slip generated by the sending party's facsimile machine. For purposes of delivery of notices, Guarantor's address is:

                  The Northwestern Mutual Life Insurance Company
                  720 East Wisconsin Avenue
                  Milwaukee, WI  53202
                  Attn:  Field System Administration
                           Ms. Lynnea Reissing, FLMI

         4. This is a guaranty of payment and performance and not of collection. Guarantor hereby waives (i) notice of acceptance of this Guaranty, (ii) the right (other than with regard to the right to receive notice, as contemplated above) to require Landlord to proceed first against Tenant or any other party and (iii) the right to require Landlord to pursue any other remedy for the benefit of Guarantor.

         5. The discharge of any obligation of Tenant under the Federal Bankruptcy Code or under any other state or federal bankruptcy, insolvency or similar proceeding shall not affect the liability of Guarantor hereunder.

         6. In the event that the Lease is assigned to a person or entity who or which succeeds Tenant as general agent for the Sales Territory ("Successor General Agent"), this Guaranty shall continue in full force and effect as to such Successor General Agent.

         7. All of the foregoing agreements of the undersigned contained in this Guaranty, and each of them, shall be binding upon the Guarantor, its successors and assigns and shall inure to the benefit of the Landlord, its successors and assigns, including each and every subsequent owner of the real estate upon which the above-described premises are located.

         8. This Guaranty may not be changed, modified, discharged or terminated in any manner other than by an agreement in writing signed by the Guarantor and the Landlord.

         9. This Guaranty shall be governed by, and construed under, the laws of the state in which the premises which is the subject of the Lease is located.

IN WITNESS WHEREOF, the undersigned has executed this Guaranty on the day and year first above written.

        GUARANTOR:THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation

                               By: _______/s/______________________________
                                            ----

                                   Name: __________________________________

                                 Its: _____________________________________

                               EXHIBIT F TO LEASE

                          AGREEMENT TO ASSIGN LEASEHOLD

         THIS AGREEMENT TO ASSIGN LEASEHOLD ("Agreement") is entered into effective this 26th day of January, 2005 by and between Mellinger Financial Services, Inc., an Indiana corporation ("Agent"), MFB Financial ("Landlord") and The Northwestern Life Insurance Company ("Northwestern").

                                   WITNESSETH:
         WHEREAS:

         1. Agent, pursuant to that certain general agency contract entered into by and between Agent and Northwestern ("Agency Contract"), is Northwestern's general agent for the insurance sales territory as described in such Agency Contract.

         2. Agent, as tenant, and Landlord have entered into that certain office lease dated substantially contemporaneously with the effective date hereof (the "Lease") with respect to the premises described therein and located at 4100 Edison Lakes Parkway, Mishawaka, Indiana (the "Premises");

         3. Agent and Northwestern desire that Landlord permit, subject to the terms and provisions of this Agreement, either the voluntary or automatic assignment of Agent's entire right, title and interest in, to and under the Lease to either Northwestern or to a person or entity selected by Northwestern to serve as Agent's successor ("Successor Agent") (each, individually, an "Assignee"); and

         4. Agent and Landlord desire to receive the agreement of Assignee, in writing and subject to certain conditions hereinafter stated, to assume the Lease in the event of an assignment as provided herein.

         NOW, THEREFORE, in consideration of the covenants and agreements hereinafter contained, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         A. VOLUNTARY ASSIGNMENT. Notwithstanding any provision in the Lease to the contrary and regardless of whether the Agency Contract has been terminated, provided, however, that Agent is not in default under the Lease, Agent may at any time during the term of the Lease or any extensions or renewals thereof, assign its entire right, title and interest in, to and under the entire Lease to Assignee provided that Assignee expressly assumes, in writing ("Assumption Agreement"), all of Agent's obligations and liabilities under the Lease except, with regard to a Successor Agent as Assignee, those obligations and liabilities which accrued or relate to the period of time prior to the date of assignment.

         B. AUTOMATIC ASSIGNMENT. If the Agency Contract is terminated in accordance with its terms for any reason whatsoever, including, without limitation, the disability or death of the Agent, and prior to such termination, Agent has not executed an assignment of the Lease as contemplated in Paragraph A, above, then Agent's entire right, title and interest in, to and under the entire Lease shall be automatically assigned to Assignee as of the date of such termination. Assignee shall continue as tenant under the Lease and such automatic assignment shall be effective as to Landlord, Agent and Assignee and Landlord, Agent and Assignee shall enter into a Assignment and Assumption of the Lease and a Ratification of Guarantee in the form attached hereto as Exhibit A.

         C. SUBSEQUENT ASSIGNMENTS. In the event an assignment as contemplated in either Paragraph A or B, above, has occurred, such Assignee may subsequently assign its entire right, title and interest in, to and under the entire Lease provided that (i) each subsequent assignment is made to either Northwestern or to a Successor Agent ("Subsequent Assignee") and (ii) that Subsequent Assignee provides Landlord with an Assumption Agreement in form and substance the same as that which Landlord accepted from Assignee. Assignee, except to the extent that Assignee is Northwestern, shall be released from its obligations and liabilities under the Lease subsequent to the date of an assignment permitted under this Paragraph C provided that the Subsequent Assignee executes an Assumption Agreement, but such release shall not constitute a waiver or release of any obligations of the Assignee (whether for payment of rentals and other charges, or for performance of covenants) accruing during or determined with respect to periods prior to the date of such subsequent assignment.

         D. TERM OF THIS AGREEMENT. In qualification of the foregoing provisions of this Agreement, Assignee shall be absolutely released from any obligation to cause the Lease to be assumed by Assignee upon the expiration date of the Lease, as defined therein.

         It is further understood that, although Assignee's obligation to assume the Lease shall be limited to the extent provided herein, Assignee shall have the option, upon its election, to assume all of Agent's right, title and interest in and to the Lease for so long as Agent shall occupy space in the Premises under the Lease and any renewals or extensions thereof, said option to be exercised or relinquished, in writing, by Assignee at the time Agent should cease, for any reason whatsoever, to be Northwestern's general agent for the said Sales Territory.

         E. INDEMNIFICATION BY ASSIGNEE. An assignment of the Lease as provided herein shall be made without payment or obligation by the Assignee to Agent or to any other party. Assignee shall, however, indemnify and forever hold Agent free and harmless from and will defend Agent against any and all claims, liabilities and obligations arising under or in connection with the Lease, excluding any obligation accruing during or determined with respect to the period of Lease prior to the date of assignment as contemplated herein.

         F. INDEMNIFICATION BY AGENT. Agent, its heirs and successors (other than persons or entities succeeding to Agent's interest pursuant to this Agreement) shall indemnify and forever hold Assignee free and harmless from and will defend Assignee against any and all claims, liabilities and obligations accruing during or determined with respect to the period of Lease prior to the date of assignment as contemplated herein.

         G. GUARANTY. Notwithstanding anything to the contrary contained in this Agreement, none of the terms hereof shall be deems to waive, modify or amend, or to constitute a waiver or release of, any of Northwestern's obligations under the terms of that certain Guaranty by Northwestern in favor of Landlord, dated effective as of the date hereof under which Northwestern has guaranteed the payment and performance of all of the terms of the Lease ("Guaranty"). It is specifically understood and agree that, notwithstanding any Assignment or release contemplated hereunder, Northwestern shall remain fully liable to Landlord for any and all of its obligations under the Guaranty. If Northwestern shall perform any obligation of Agent under the Lease pursuant to the terms of the Guaranty or if, in connection with an assignment contemplated herein, Northwestern shall pay any obligation of Agent accruing or determined with respect to the period of Lease prior to the date of assignment (including the cost of repairing or restoring the improvements on the Premises to the condition in which they existed at the time of their completion), then Northwestern shall be entitled to reimbursement of such amount from Agent, Agent's estate, or by set-off against amounts then or thereafter in the hands of Northwestern.

         In the event that, contrary to the representations contained in paragraph H.1. below, Landlord and Agent, without the prior, written consent of Northwestern, enter into any amendment, modification, understanding or agreement, financial or otherwise, with respect to the Lease, the Premises or Agent's occupancy of the same, either oral or written ("Modification") which increases or expands the underlying obligations or liabilities of the Agent under the Lease, then the Guaranty shall remain in full force and effect except that Northwestern's liability and obligations pursuant to the Guaranty shall not be increased or expanded in any manner whatsoever. Conversely, in the event that any Modification decreases, limits or eliminates any of the underlying obligations or liabilities of the Agent under the Lease, then the Guaranty shall remain in full force and effect but Northwestern's obligations and liability thereunder shall be deemed to be automatically limited, decreased or eliminated to the same extent.

         H. REPRESENTATIONS AND WARRANTIES. Landlord (but with respect to Paragraph H.2., below, only to the extent of Landlord's actual knowledge) and Agent hereby represent and warrant as follows, acknowledging the reliance of Northwestern on the accuracy and truthfulness of each of the representations and warranties contained in this paragraph H., both on the date hereof and on the date of any assignment contemplated herein:

                  1. There have been no amendments, other understandings or agreements with respect to the Premises or the Lease between Landlord and Agent, either oral or written, which have not been consented to in writing by Northwestern;

                  2. There has been no assignment of the tenant's interest in the Lease other than pursuant to this Agreement; and

                  3. Agent has no interest in the Premises or the building of which the Premises are a part other than as tenant under the Lease.

         I. OTHER ASSIGNMENTS. Agent covenants with Northwestern that it will not assign its interest in the Lease other than pursuant to this Agreement and to so assign in contravention of this Agreement shall be considered a breach of Agent's general agency contract with Northwestern.

         J. CONDITION OF PREMISES. In the event of an assignment contemplated herein, Agent covenants that it will deliver the Premises and improvements thereto in the same condition in which they existed at the time of completion of the improvements, excepting only normal wear and tear.

         K. RECORDING. At the request of any one of the parties hereto, such party, at its cost and expense, will execute and record in the appropriate land records this Agreement or a memorandum of the material provisions hereof.

         L. ASSIGNMENT OF THIS AGREEMENT. This Agreement may not be assigned by Agent except as specifically permitted hereunder and any attempted assignment in contravention of the terms hereof shall be null and void. This Agreement shall not run to the benefit of any third parties, other than a Successor Agent or Subsequent Assignee, or a successor to Landlord, without the express written agreement of the parties hereto.

           IN WITNESS WHEREOF, the parties have hereunto set their hands and seals to be effective the date and year first above written.

AGENT:          Mellinger Financial Services, Inc.

                        By:   _________/s/  _____________________
                                                   -----

                      Its:  _________________________________


                                                 LANDLORD:    MFB Financial

                                     By:   _________/s/ _____________________
                                                    ----

                                     Its:    ________________________________


                  NORTHWESTERN: THE NORTHWESTERN LIFE INSURANCE COMPANY, a Wisconsin corporation

                                   By:  ___________/s/______________________
                                                  -----

                                     Its:  ________________________________
   198292/sk/2/28/03

                      EXHIBIT A TO AGREEMENT TO ASSIGN LEASEHOLD


                           ASSIGNMENT AND ASSUMPTION OF LEASE
                                AND RATIFICATION OF GUARANTY


         This ASSIGNMENT AND ASSUMPTION OF LEASE AND RATIFICATION OF GUARANTY ("Agreement") is entered into this ___ day of ________, 20___ by and between MFB Financial ("Landlord"), Mellinger Financial Services, Inc., an Indiana corporation ("Tenant") and THE NORTHWESTERN LIFE INSURANCE COMPANY ("Northwestern").


                                            WITNESSETH:

         WHEREAS, Landlord and Tenant entered into that certain office lease dated ___________________, 20___ ("Lease") for the rental of certain premises located at 4100 Edison Lakes Parkway, Mishawaka, Indiana ("Premises").

         WHEREAS, Landlord, Tenant and Northwestern have entered into that certain Agreement to Assign Leasehold dated ___________________________, 20___ ("Agreement to Assign") whereby Tenant's entire right, title and interest in, to and under the Lease shall be automatically assigned to either (i) Northwestern; or (ii) a person or entity selected by Northwestern ("Successor Agent") upon termination of that certain agency contract between Tenant and Northwestern ("Agency Contract").

         WHEREAS, Northwestern has executed that certain Guaranty dated _______________, 20___ whereby Northwestern has guaranteed the obligations of Tenant under the Lease.

         WHEREAS, Landlord, Tenant and Northwestern desire to (i) confirm the assignment to and assumption by Successor Agent or Northwestern Tenant's interest in the Lease and Landlord desires to consent to the same; and (ii) Northwestern desires to ratify the terms of the Guaranty.

         NOW THEREFORE, in consideration of the foregoing, as well as other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Northwestern hereby notifies Landlord, pursuant to the Agreement to Assign, that the Agency Contract has been terminated effective as of ___________________, 20__ (the "Termination Date").

         2. EXCEPT WITH RESPECT TO THOSE OBLIGATIONS OR LIABILITIES WHICH ACCRUED PRIOR TO THE TERMINATION DATE, (use the foregoing if a Successor Agent, rather than Northwestern, is assuming the lease) (E)effective as of the Termination Date and continuing until ___________, 2002, (insert expiration date of the initial term of the lease) the Agent's entire right, title and interest in, to and under the Lease is automatically assigned to and assumed by ___________________________________ Successor Agent [NORTHWESTERN] and this
Agreement shall serve as the Assumption Agreement referred to in the Agreement to Assign.

         3. Landlord hereby consents to the foregoing assignment and assumption of the Tenant's right, title and interest in the Lease by Successor Agent [OR NORTHWESTERN].

         4. Landlord hereby acknowledges and confirms that each of the representations and warranties made by Landlord, as set forth in Paragraph H. of the Agreement to Assign, is true and correct as of the date hereof.

         5. Northwestern hereby ratifies and confirms all of the terms and conditions of the Guaranty as are set forth therein notwithstanding the assignment and assumption of the Lease by Successor Agent [OR NORTHWESTERN].

         IN WITNESS WHEREOF, Landlord, Tenant and Northwestern, by their duly authorized officers, have executed the foregoing Agreement as of the day and year first set forth above.



LANDLORD:_____________________________________

                   By: _______________________________________

                  Its: _______________________________________


                           TENANT: ________________________________________

                  By: ________________________________________

                  Its: ________________________________________

                          NORTHWESTERN: THE NORTHWESTERN LIFE INSURANCE COMPANY, a Wisconsin corporation

                  By: ________________________________________

                    Its: ____________________________________



205813/sk/6/13/03